Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 2, 2023, with respect to the consolidated financial statements of The Community Financial Corporation, included in The Community Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022. We also consent to the reference to our firm under the caption “Experts” in this registration statement.

/s/ FORVIS, LLP (Formerly, Dixon Hughes Goodman LLP)

Tysons, Virginia
April 14, 2023